UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2022

Genesco Inc.

(Exact name of Registrant as Specified in Its Charter)

Tennessee	1-3083	62-0211340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

535 Marriott Drive
Nashville,, Tennessee		37214
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 615 367-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	GCO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

On November 21, 2022, the board of directors (the “Board”) of Genesco Inc. (the “Company”), upon recommendation by the Nominating and Governance Committee of the Board, approved an increase in the size of the Board from nine to eleven directors effective January 29, 2023, the first day of the Company’s 2024 fiscal year, and appointed Matt Bilunas and Carolyn Bojanowski to fill the resulting vacancies, effective immediately on such date, with a term expiring at the Company’s 2023 annual meeting of shareholders (the “2023 Annual Meeting”), and until his or her successor is duly elected and qualified or his or her earlier resignation or removal. Mr. Bilunas will serve as a member of the audit committee and Ms. Bojanowski will serve as a member of the nominating and governance committee. The Board has determined that each of Mr. Bilunas and Ms. Bojanowski is independent under the listing standards of the New York Stock Exchange and the Company's Corporate Governance Guidelines.

Effective January 29, 2023, Mr. Bilunas and Ms. Bojanowski will receive compensation as non-employee directors of the Company in accordance with the Company’s non-employee director compensation practices described in the Company’s proxy statement filed with the SEC on May 13, 2022. The initial annual retainer and initial annual equity grant to be received by each of Mr. Bilunas and Ms. Bojanowski will be prorated for their services from January 29, 2023, until the 2023 Annual Meeting.

There are no (i) arrangements or understandings between either Mr. Bilunas and Ms. Bojanowski and any other person pursuant to which he or she was appointed to the Board, (ii) family relationships between either Mr. Bilunas or Ms. Bojanowski and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer, or (iii) related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the SEC) between either Mr. Bilunas or Ms. Bojanowski and the Company.

Departure of Directors

Matthew C. Diamond and Kevin McDermott notified the Board on November 21, 2022 of their decisions to retire and not stand for re-election at the 2023 Annual Meeting. As a result, their service on the Board and the committee(s) will cease following the 2023 Annual Meeting. Neither Mr. Diamond’s nor Mr. McDermott’s decision was the result of any disagreement with the Company over any of its operations, policies or practices.

Item 7.01 Regulation FD Disclosure.

On November 22, 2022, the Company issued a press release (the “Press Release”) announcing the election of Mr. Bilunas and Ms. Bojanowski to the Board effective January 29, 2023, and Mr. Diamond’s and Mr. McDermott’s decisions to not stand for re-election to the Board. A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K, as well as Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release of Genesco Inc. dated November 22, 2022

104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESCO, INC.

Date:	November 22, 2022	By:	/s/ Scott E. Becker
Scott E. Becker Senior Vice President, Secretary and General Counsel